EXHIBIT 10.1

[FORM OF PERFORMANCE-BASED VESTING
RESTRICTED STOCK AWARD AGREEMENT]

2001 STOCK OPTION AND INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the      -h day of      , 20     , by and between AARON’S, INC. (the “Company”), and      (“Grantee”).

WITNESSETH THAT:

WHEREAS, the Company maintains the Aaron Rents, Inc. 2001 Stock Option and Incentive Award Plan (the “Plan”), and the Grantee has been selected by the Compensation Committee (the “Committee”) to receive a Restricted Stock Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

1. Award of Restricted Stock

The Company hereby grants to the Grantee an award of      Shares of restricted stock (“Restricted Stock”), subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement and the Plan. The grant date of this award of Restricted Stock is      , 20     (“Grant Date”).

This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, employment with any Subsidiary of the Company shall be considered employment with the Company. Further, with respect to a Grantee who is a non-employee Director, any reference in this Agreement to employment with the Company shall mean the Director’s service on the Board and any reference to termination of employment with the Company shall mean the Director’s cessation of service on the Board.

This Award is conditioned on the Grantee’s execution of this Agreement. If this Agreement is not executed by the Grantee and returned to the Company within one month of the Grant Date, it may be canceled by the Committee resulting in the immediate forfeiture of all Shares of Restricted Stock.

2. Restrictions

Subject to Sections 2.2, 2.3, and 2.4 below, if the Grantee remains employed by the Company and the performance goals reflected on Exhibit A (“Performance Goals”) are met, the Grantee shall become fully vested in the Restricted Stock on      , 20     (such date shall be the “Vesting Date”). On the Vesting Date (provided the Performance Goals have been met) Grantee shall own the Shares of Restricted Stock free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below), and the Company shall deliver a certificate(s) for the Shares of Restricted Stock to Grantee as soon as practical after the Vesting Date. Except as provided in Section 2.2 or 2.3 below, if the Performance Goals have not been met or are only partially met as of the Vesting Date, the Shares of Restricted Stock with respect to which the Performance Goals were not met shall be immediately forfeited as of the Vesting Date.

In the event prior to the Vesting Date Grantee dies while actively employed by the Company, the Restricted Stock shall become fully vested and nonforfeitable as of the date of the Grantee’s death. The Company shall deliver certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee’s personal representative or his estate as soon as practical after his date of death. Except for death, or as provided in Section 2.3, if Grantee terminates employment prior to the Vesting Date (for any other reason including Retirement), the Restricted Stock shall be forfeited and all rights of Grantee to such Shares shall be terminated.

Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee’s Vesting Date, the Restricted Stock shall become fully vested and nonforfeitable as of the date of the Change in Control. On the date of the Change in Control, the Company shall deliver to Grantee a certificate(s) for the Restricted Stock, free and clear of any restrictions imposed by this Agreement.

The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date Grantee becomes vested in the Restricted Stock.

3. Stock; Dividends; Voting

3.1 The stock certificate(s) evidencing the Restricted Stock shall be registered on the Company’s books in the name of the Grantee as of the Grant Date. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the Shares of Restricted Stock are vested in accordance with Section 2. While in its possession, the Company reserves the right to place a legend on the stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

3.2 During the period the Restricted Stock is not vested, the Grantee generally shall not be entitled to vote such Restricted Stock. All dividends declared and paid by the Company on Shares of Restricted Stock shall be deferred until the restrictions on the Restricted Stock lapse in accordance with Section 2. These deferred dividends shall be held by the Company for the Grantee’s account. Upon the forfeiture of the Restricted Stock, any deferred dividends attributable to such Restricted Stock shall also be forfeited.

3.3 In the event of any adjustments in authorized Shares as provided in Section 4.3 of the Plan, the number and class of Shares of Restricted Stock or other securities that Grantee shall be entitled to pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change, provided that any such additional Shares of Restricted Stock or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

3.4 The Grantee represents and warrants that he is acquiring the Restricted Stock for investment purposes only, and not with a view to distribution thereof. The Grantee is aware that the Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Restricted Stock, the shares will not be able to be transferred unless an exemption from registration is available. By making this award of Restricted Stock, the Company is not undertaking any obligation to register the Restricted Stock under any federal or state securities laws.

4. No Right to Continued Employment

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Grantee’s employment at any time, subject to Grantee’s rights under this Agreement.

5. Taxes and Withholding

The Grantee shall be responsible for all federal, state and local income taxes payable with respect to this award of Restricted Stock. The Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Restricted Stock, including a “Section 83(b) election.” The Company and Grantee agree to report the value of the Restricted Stock in a consistent manner for federal income tax purposes. The Company shall have the right to retain and withhold from any payment of Restricted Stock the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed. The Company shall also have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld. Unless the Grantee otherwise provides for the satisfaction of the withholding requirements in advance, the Company shall withhold and cancel a number of Shares of Restricted Stock having a market value equal to the minimum amount of taxes required to be withheld.

6. Grantee Bound by the Plan

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

7. Restrictive Covenants

7.1 Grantee hereby acknowledges that the Company may disclose (and/or has already disclosed) to the Grantee and the Grantee may be provided with access to and otherwise make use of, certain valuable, Confidential Information (as defined below) of the Company. Grantee also acknowledges that due to the Grantee’s relationship with the Company, Grantee will develop (and/or has developed) special contacts and relationships with the Company’s employees and that it would be unfair and harmful to the Company if the Grantee took advantage of these relationships to the detriment of the Company.

7.2 Grantee hereby agrees that during employment and for a period of one (1) year following any voluntary or involuntary termination of employment with the Company (regardless of reason), the Grantee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:

(a) solicit, recruit or induce (or otherwise assist any person or entity in soliciting, recruiting or inducing) any employee or independent contractor of the Company who performed work for the Company within the final year of the Grantee’s employment with the Company to terminate his or her relationship with the Company;

(b) knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers, and others who may at any time have or have had relations with the Company or any Subsidiary.

7.3 The Grantee further agrees that during employment and for a period of two (2) years thereafter, he or she will not, except as necessary to carry out his duties as an employee of the Company, disclose or use Confidential Information without the Company’s prior written consent. The Grantee further agrees that, upon termination or expiration of employment with the Company for any reason whatsoever or at any time, the Grantee will deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Grantee’s possession or control, relating in any way to the Company’s Business or containing any Confidential Information of the Company, which at all times shall be the property of the Company.

7.4 For purposes of this Section 7, the following terms shall have the meanings specified below:

(a) “Company’s Business” means the businesses of (i) the sales and lease ownership, specialty retailing, and rental of residential and office furniture, consumer electronics, household appliances, and accessories, and (ii) the manufacture of specially designed residential and office furniture for use in the sales and lease ownership and corporate furnishing divisions.

(b) “Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances, and business that derives economic value, actual or potential, from not being generally known to other Persons, including, but not limited to, financial statements, manuals, business plans, business rules, business methods, business practices, market studies, methods, graphs, strategies, techniques, processes, procedures, formulas, inventions, marketing and pricing data, pricing policies or lists, technical or non-technical data (including personnel data), contracts, sources and identity of vendors and contractors, financial information of customers and the Company, computer software and programs (including object code and source code), computer database systems, and other proprietary documents, materials, or information regarding (or otherwise obtained by) the Company, its businesses and activities, or the manner in which the Company does business. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a two (2) year period after the Grantee’s date of termination of employment.

(c) “Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

7.5 If, during his employment with the Company or at any time during the restrictive periods described in Section 7.2 or 7.3 above, the Grantee violates the restrictive covenants set forth in this Section 7, then the Committee shall, notwithstanding any other provision in this Agreement to the contrary, cancel any outstanding Shares of Restricted Stock that have not yet vested. The parties further agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of a failure by the Grantee to abide by its terms and conditions nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that, in the event of a breach by the Grantee of any of his obligations contained in Section 7 of this Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel the Grantee to perform as agreed herein. The Grantee agrees that this Section 7 shall survive the termination of his or her employment. Nothing contained herein shall in any way limit or exclude any other right granted by law or equity to the Company.

8. Modification of Agreement

This Agreement may be modified or amended at any time by the Committee, provided that the Grantee’s written consent must be obtained for any modification that adversely alters or impairs any rights or obligations under this Agreement, unless there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

9. Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

10. Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of the laws principles thereof.

11. Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

12. Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AARON’S, INC.

By:

Grantee hereby (i) acknowledges that a copy of the Plan is available from the Company’s intranet site or upon request, (ii) represents that he is familiar with the terms and provisions of this Agreement and the Plan, and (iii) accepts the award of Restricted Stock subject to all the terms and provisions of this Agreement and the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under the Plan. Grantee authorizes the Company to withhold from any compensation payable to him including by withholding Shares, in accordance with applicable law, any taxes required to be withheld by federal, state or local law as a result of the grant or vesting of the Restricted Stock.

GRANTEE:

RESTRICTED STOCK AWARD AGREEMENT

EXHIBIT A

[PERFORMANCE CONDITIONS]